Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports First Quarter Fiscal 2023 Results

First quarter summary:
•GAAP revenue increased 8% and GAAP operating income increased 5% for the three months ended September 30, 2022, compared to the prior fiscal year quarter.
•Non-GAAP adjusted revenue increased 8% and non-GAAP adjusted operating income increased 2% for the three months ended September 30, 2022, compared to the prior fiscal year quarter.1
▪GAAP EPS was $1.46 per diluted share for the three months ended September 30, 2022, compared to $1.38 for the prior fiscal year quarter.
▪Cash at September 30, 2022, was $32 million and $44.3 million at September 30, 2021.
▪Debt related to the revolving credit line was $245 million at September 30, 2022, and $65 million at September 30, 2021.

Full-year fiscal 2023 guidance:2
▪GAAP revenue $2,092 million to $2,099 million
▪GAAP operating margin 23.2% to 23.3%
▪GAAP EPS $4.90 to $4.94
▪Non-GAAP revenue $2,045 million to $2,052 million3
▪Non-GAAP operating margin 22.5% to 22.6%3

First Quarter Revenue		First Quarter Operating Income		First Quarter Net Income / EBITDA

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[4]
increased	increased	increased	increased	increased	increased
8%	8%	5%	2%	4%	2%

Monett, MO, November 8, 2022 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for the first quarter ended September 30, 2022.

According to David Foss, Board Chair and CEO, “We are very pleased to report another quarter of record revenue and an overall strong performance for the first quarter of our new fiscal year. Our sales teams continue to see strong demand for Jack Henry technology solutions, and we’re seeing significant interest in our new initiatives including our technology modernization strategy, Financial Crimes Defender platform, Banno Business solution, and Payrailz. Today, as a well-rounded financial technology company, we continue to invest in a modern technology infrastructure that is cloud-native, digitally centric, open and scalable in order to deliver the speed and agility that our clients require."

1 See tables below reconciling non-GAAP financial measures to GAAP.
2 The guidance assumes no additional acquisitions are made during the year.
3 See tables below reconciling fiscal year 2023 GAAP to non-GAAP guidance.
4 See tables below on page 10 reconciling Net Income to non-GAAP EBITDA.

1

Operating Results

Revenue, operating expenses, operating income, and net income for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, were as follows (all dollar amounts in this section are in thousands, except for per share amounts):

Revenue (Unaudited)
(In Thousands)	Three Months Ended September 30,		% Change
	2022	2021
Revenue
Services and Support	$320,149	$297,494	8%
Percentage of Total Revenue	60%	61%
Processing	209,053	190,562	10%
Percentage of Total Revenue	40%	39%
REVENUE	$529,202	$488,056	8%
•Services and support revenue increased for first quarter fiscal 2023 primarily driven by growth in cloud processing revenue of 11%. Other drivers were increases in software usage, implementation fee, and user group revenues. Processing revenue increased for the first quarter fiscal 2023 primarily driven by growth in card processing revenue of 8%. Other drivers were increases in Jack Henry digital revenue and payment processing, including iPay.
•For first quarter fiscal 2023, core segment revenue increased 6%, payments segment revenue increased 8%, complementary segment revenue increased 8%, and corporate and other segment revenue increased 55%. Non-GAAP adjusted core segment revenue increased 6%, non-GAAP adjusted payments segment revenue increased 7%, non-GAAP adjusted complementary segment revenue increased 8%, and non-GAAP adjusted corporate and other segment revenue increased 55% (see revenue lines of segment break-out tables on page 4 below).
Operating Expenses and Operating Income

(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2022	2021
Cost of Revenue	$298,261	$276,636	8%
Percentage of Total Revenue	56%	57%
Research and Development	32,993	26,754	23%
Percentage of Total Revenue	6%	5%
Selling, General, and Administrative	57,225	51,071	12%
Percentage of Total Revenue	11%	10%
OPERATING EXPENSES	388,479	354,461	10%

OPERATING INCOME	$140,723	$133,595	5%
Operating Margin[5]	27%	27%
•Cost of revenue increased for first quarter fiscal 2023 primarily due to higher costs associated with our card processing third-party platform approximately in line with related increases in revenue, higher personnel costs, higher internal licenses and fees, and increased amortization of intangibles, partially offset by a decrease for labor cost deferrals.
•Research and development expense increased for first quarter fiscal 2023 primarily due to higher personnel costs (net of capitalized personnel costs).
•Selling, general, and administrative expense increased for the first quarter fiscal 2023 primarily due to higher travel expenses, increased personnel costs, higher consulting and other professional services, and an increase in meetings and trainings, partially offset by the increase in the gain on sale of assets.
5 Operating margin is calculated by dividing operating income by revenue.

2

Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended September 30,		% Change
	2022	2021
Income Before Income Taxes	$139,299	$133,354	4%
Provision for Income Taxes	32,750	31,240	5%
NET INCOME	$106,549	$102,114	4%
Diluted earnings per share	$1.46	$1.38	6%
•Effective tax rates for the first quarter of fiscal years 2023 and 2022 were 23.5% and 23.4%, respectively.

According to Mimi Carsley, CFO and Treasurer, “For the first quarter of the fiscal year, private and public cloud, card processing, transaction and digital, remittance, software usage and implementation services drove revenue growth. We reported strong 8% GAAP and non-GAAP revenue growth compared to the prior year quarter. As anticipated, operating margins were down on a GAAP basis, despite a gain on sale of assets and slightly higher deconversion fees, which were offset by higher operating expenses. Non-GAAP operating margin also decreased compared to the prior year. This quarter we hosted our first live customer conference since 2019, which combined two conferences, including one that had been held in our second quarter in previous years. We continue to be pleased to report our Return on Average Shareholders’ Equity and Return on Invested Capital (ROIC) for the trailing twelve months of 25.7% and 23.2%, respectively, which improved nicely from 21.9% and 21.5%, respectively, from the first quarter a year ago. The team at Jack Henry continues to perform very well ensuring the continued success of our customers.”

Impact of Non-GAAP Adjustments
The table below shows our revenue and operating income (in thousands) for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, excluding the impacts of deconversion fees, acquisitions, and gain/loss.

(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2022	2021

Revenue (GAAP)	$529,202	$488,056	8%

Adjustments:
Deconversion fee revenue	(4,518)	(3,724)
Revenue from acquisitions	(738)	—

NON-GAAP ADJUSTED REVENUE	$523,946	$484,332	8%

Operating Income (GAAP)	$140,723	$133,595	5%

Adjustments:
Operating income from deconversion fees	(3,865)	(3,184)
Operating income from acquisitions	1,797	—
Gain on disposal of assets, net	(6,176)	—

NON-GAAP ADJUSTED OPERATING INCOME	$132,479	$130,411	2%

3

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

(Unaudited, In Thousands)	Three Months Ended September 30, 2022
	Core	Payments	Complementary	Corporate and Other	Total
REVENUE	$175,124	$186,540	$148,350	$19,188	$529,202
Non-GAAP adjustments*	(1,818)	(2,173)	(1,235)	(30)	(5,256)
NON-GAAP ADJUSTED REVENUE	173,306	184,367	147,115	19,158	523,946

COST OF REVENUE	72,240	101,155	58,437	66,429	298,261
Non-GAAP adjustments**	(140)	(1,603)	(199)	(7)	(1,949)
NON-GAAP ADJUSTED COST OF REVENUE	72,100	99,552	58,238	66,422	296,312

NON-GAAP ADJUSTED SEGMENT INCOME	$101,206	$84,815	$88,877	$(47,264)

Research and Development					32,993
Selling, General, and Administrative					57,225
Non-GAAP adjustments unassigned to a segment					4,937
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					391,467

NON-GAAP ADJUSTED OPERATING INCOME					$132,479
*See page 3 for breakdown of revenue non-GAAP adjustments.
**Cost of revenue non-GAAP adjustments were $411 related to deconversion fees and $1,539 related to the acquisition.

(Unaudited, In Thousands)	Three Months Ended September 30, 2021
	Core	Payments	Complementary	Corporate and Other	Total
REVENUE (GAAP)	$165,285	$172,591	$137,778	$12,402	$488,056
Non-GAAP adjustments*	(2,168)	(448)	(1,097)	(11)	(3,724)
NON-GAAP ADJUSTED REVENUE	163,117	172,143	136,681	12,391	484,332

COST OF REVENUE	66,902	94,582	54,417	60,735	276,636
Non-GAAP adjustments	(138)	(45)	(153)	(2)	(338)
NON-GAAP ADJUSTED COST OF REVENUE	66,764	94,537	54,264	60,733	276,298

NON-GAAP ADJUSTED SEGMENT INCOME	$96,353	$77,606	$82,417	$(48,342)

Research and Development					26,754
Selling, General, and Administrative					51,071
Non-GAAP adjustments unassigned to a segment					(202)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					353,921

NON-GAAP ADJUSTED OPERATING INCOME					$130,411
*See page 3 for breakdown of revenue non-GAAP adjustments.

4

The table below shows our GAAP to non-GAAP guidance for fiscal 2023.. Non-GAAP guidance excludes the impacts of deconversion fee and acquisition revenue and operating expenses.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY23
	Low	High
REVENUE (GAAP)	$2,092	$2,099
Growth	7.7%	8.0%
Deconversion fee	$35	$35
Acquisition	12	12
NON-GAAP ADJUSTED REVENUE	$2,045	$2,052
Non-GAAP Adjusted Growth	8.2%	8.6%

OPERATING EXPENSES (GAAP)	$1,607	$1,611
Growth	9.5%	9.7%
Deconversion costs	$5	$5
Acquisition costs	23	23
Gain on disposal of assets, net	(6)	(6)
NON-GAAP ADJUSTED OPERATING EXPENSES	$1,585	$1,589
Non-GAAP Adjusted Growth	8.5%	8.7%
OPERATING INCOME (GAAP)	$485	$488
Growth	2.1%	2.9%

OPERATING INCOME MARGIN (GAAP)	23.2%	23.3%

NON-GAAP ADJUSTED OPERATING INCOME	$460	$463
Non-GAAP Adjusted Growth	7.5%	8.3%

NON-GAAP ADJUSTED OPERATING INCOME MARGIN	22.5%	22.6%

EPS (GAAP)	$4.90	$4.94
Growth	(0.8)%	(0.1)%

5

Balance Sheet and Cash Flow Review

•At September 30, 2022, cash and cash equivalents decreased to $32 million from $44.3 million at September 30, 2021.
•Trade receivables totaled $247.5 million at September 30, 2022, compared to $253.2 million at September 30, 2021.
•The Company had $245 million of borrowings at September 30, 2022, and $65 million at September 30, 2021.
•Total deferred revenue increased to $345.1 million at September 30, 2022, compared to $334.9 million a year ago.
•Stockholders' equity increased to $1,461.1 million at September 30, 2022, compared to $1,395.7 million a year ago.
*See table below for Net Cash Provided by Operating Activities and on page 10 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and return on invested capital (ROIC) to GAAP measures are also on page 10. See Use of Non-GAAP Financial Information below for definition of Free Cash Flow and ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2022	2021
Net income	$106,549	$102,114
Depreciation	12,416	13,157
Amortization	33,194	31,016
Change in deferred income taxes	(12,345)	6,088
Other non-cash expenses	874	6,237
Change in receivables	101,509	53,404
Change in deferred revenue	(65,130)	(60,662)
Change in other assets and liabilities	(40,236)	(44,805)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$136,831	$106,549

6

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2022	2021
Payment for acquisitions, net of cash acquired*	$(228,986)	$—
Capital expenditures	(7,737)	(9,273)
Proceeds from dispositions	26,252	14
Purchased software	(408)	(1,221)
Computer software developed	(38,715)	(35,971)
NET CASH FROM INVESTING ACTIVITIES	$(249,594)	$(46,451)
*During first quarter fiscal 2023, the Company completed its previously announced acquisition of Payrailz.

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2022	2021
Borrowings on credit facilities*	$280,000	$—
Repayments on credit facilities and financing leases	(150,022)	(35,027)
Dividends paid	(35,709)	(34,036)
Net cash from issuance of stock and tax related to stock-based compensation	1,677	2,224
NET CASH FROM FINANCING ACTIVITIES	$95,946	$(66,839)
*The Company's acquisition of Payrailz during first quarter fiscal 2023 was primarily funded by new borrowings on credit facilities.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP include the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, and return on invested capital (ROIC).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. The non-GAAP financial measures presented, adjusted revenue, adjusted operating income, adjusted operating income margin, adjusted segment income, adjusted cost of revenue, and adjusted operating expenses, eliminate one-time deconversion fees, acquisitions, divestitures, and gain/loss, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversion fees, acquisitions and divestitures, and gain/loss. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

7

Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack Henry (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 45 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 8,000 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on November 9, 2022; at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

8

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended September 30,		% Change
	2022	2021

REVENUE	$529,202	$488,056	8%

Cost of Revenue	298,261	276,636	8%
Research and Development	32,993	26,754	23%
Selling, General, and Administrative	57,225	51,071	12%
EXPENSES	388,479	354,461	10%

OPERATING INCOME	140,723	133,595	5%

Interest income	152	7	2,071%
Interest expense	(1,576)	(248)	535%
Interest Income (Expense)	(1,424)	(241)	491%

INCOME BEFORE INCOME TAXES	139,299	133,354	4%

Provision for Income Taxes	32,750	31,240	5%

NET INCOME	$106,549	$102,114	4%

Diluted net income per share	$1.46	$1.38
Diluted weighted average shares outstanding	73,138	74,142

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)	September 30,		% Change
	2022	2021
Cash and cash equivalents	$31,970	$44,251	(28)%
Receivables	247,541	253,160	(2)%
Total assets	2,578,460	2,280,911	13%

Accounts payable and accrued expenses	$195,518	$161,088	21%
Current and long-term debt	245,041	65,166	276%
Deferred revenue	345,146	334,939	3%
Stockholders' equity	1,461,138	1,395,665	5%

9

Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended September 30,		% Change
(in thousands)	2022	2021
Net income	$106,549	$102,114
Interest expense	1,576	248
Taxes	32,750	31,240
Depreciation and amortization	45,610	44,173
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time deconversions, acquisitions, and gain on disposal of assets, net.*	(8,847)	(3,184)
NON-GAAP EBITDA	$177,638	$174,591	2%
*The first quarter adjustments for net income before interest expense, taxes, depreciation and amortization for deconversions, acquisitions, and gain on disposal of assets, net, were $3,865, ($1,194), and $6,176, respectively, and the prior year first quarter adjustment was for deconversions only.

Calculation of Free Cash Flow (Non-GAAP)
	Three Months Ended September 30,
(in thousands)	2022	2021
Net cash from operating activities	$136,832	$106,549
Capitalized expenditures	(7,737)	(9,273)
Internal use software	(408)	(1,221)
Proceeds from sale of assets	26,252	14
Capitalized software	(38,715)	(35,971)
FREE CASH FLOW	$116,224	$60,098

Calculation of the Return on Average Shareholders’ Equity
	September 30,
( in thousands)	2022	2021
Net income (trailing four quarters)	$367,352	$322,366
Average stockholder's equity (period ending balances)	1,428,401	1,469,708
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY	25.7%	21.9%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)
	September 30,
(in thousands)	2022	2021
Net income (trailing four quarters)	$367,352	$322,366

Average stockholder's equity (period ending balances)	1,428,401	1,469,708
Average current maturities of long-term debt (period ending balances)	76	118
Average long-term debt (period ending balances)	155,028	32,613
Average invested capital	$1,583,505	$1,502,439

ROIC	23.2%	21.5%

10